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                                                                      EXHIBIT 11

                           SOFTWARE AG SYSTEMS, INC.

                       COMPUTATION OF EARNINGS PER SHARE

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                                         PREDECESSOR                         SUCCESSOR
                          ----------------------------------------- ---------------------------
                                                      THREE MONTHS   NINE MONTHS  THREE MONTHS
                           YEAR ENDED    YEAR ENDED       ENDED         ENDED         ENDED
                          DEC. 31, 1995 DEC. 31, 1996 MAR. 31, 1997 DEC. 31, 1997 MAR. 31, 1998
                          ------------- ------------- ------------- ------------- -------------
                                   (IN THOUSANDS, EXCEPT FOR PER SHARE DOLLAR AMOUNTS)
Weighted average common
 shares outstanding.....      27,500        27,500        24,338        25,119        29,517
Effect of dilutive secu-
 rities.................       1,556         1,556         1,556         1,556         1,974
                             -------       -------       -------       -------       -------
Weighted average common
 shares outstanding-as-
 suming dilution........      29,056        29,056        25,894        26,685        31,491
                             =======       =======       =======       =======       =======
Calculation of net in-
 come per share:
Net income..............     $ 3,326       $ 6,209       $ 1,373       $ 5,338       $ 5,390
                             =======       =======       =======       =======       =======
Net income per share....     $  0.12       $  0.23       $  0.06       $  0.21       $  0.18
                             =======       =======       =======       =======       =======
Net income per share-as-
 suming dilution........     $  0.11       $  0.21       $  0.05       $  0.20       $  0.17
                             =======       =======       =======       =======       =======
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